Exhibit 10.23

AMENDMENT TO AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF

ALEANNA ENERGY, LLC

(a Delaware limited liability company)

This First Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of AleAnna Energy, LLC, a Delaware limited liability company (the “Company”), is entered into to be effective as of October 5, 2011, is adopted, executed and agreed to, for good and valuable consideration, by the Company and the Members. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given such terms in the Amended and Restated Limited Liability Company Agreement, dated November 3, 2010 (the “Amended and Restated Agreement”).

RECITALS

WHEREAS, the Members desire to amend Section 4. l(b) of the Amended and Restated Agreement as more fully set forth herein.

AMENDMENT

NOW, THEREFORE, the Members of the Company, intending to be legally bound, do hereby amend the First Amended and Restated Agreement as follows:

1. Modification of Section 4.l(b). The first sentence of Section 4.1(b) of the Amended and Restated Agreement is amended by replacing such sentence with the following:

From time to time after the date hereof, the Board may issue or cause to be issued a notice to each Member for the making of additional Capital Contributions for (i) the purposes of funding any required additional capital contributions to AleAnna Resources in respect of the AleAnna Resources Interest, (ii) the funding of costs incurred by the Company in the normal course of business, in each case at such times and in such amounts as the Board shall determine, and (iii) such other purposes as all of the Members shall agree to from time to time (each, a “Capital Call”).

2. Miscellaneous.

(a) Except as expressly amended, modified and supplemented hereby, the provisions of the Amended and Restated Agreement are and shall remain in full force and effect.

(b) This Amendment has been executed and delivered and shall be construed, interpreted and governed pursuant to and in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws principles or rules, whether of the State of Delaware or of any other jurisdiction, which, if applied, might permit or require the application of the laws of another jurisdiction.

(c) This Amendment may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Members have executed this Amendment to the Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

ALEANNA ENERGY, LLC

By:	/s/ Jonathan A. Siegler
Name:	Jonathan A. Siegler
Title:	Executive Chairman

MEMBERS:

BLUESCAPE RESOURCES COMPANY, LLC

By:	/s/ Jonathan A. Siegler
Name:	Jonathan A. Siegler
Title:	Executive Vice President and Chief Financial Officer

BONANZA RESOURCES (TEXAS) INC.

By:	/s/ Sioux Sinnott
Name:	Sioux Sinnott
Title:	President

Signature Page to First Amendment